UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2004

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its chapter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
One Lillehei Plaza, St. Paul, MN		55117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 483-2000

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On February 24, 2004, St. Jude Medical, Inc. was sued by Guidant Corporation in United States District Court for the District of Minnesota. The complaint alleges that the Company’s QuickSite™ lead infringes on Guidant’s U.S. patent no. 5,755,766 (the ‘766 patent) which has been reexamined by the U.S. Patent Office. The Company intends to vigorously defend the lawsuit.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.
Date: February 24, 2004	By: /s/ Kevin T. O’Malley Kevin T. O’Malley Vice President and General Counsel